FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of the 25th day of April, 1997, and entered into among GCI Communication Corp., an Alaskan corporation (herein, together with its successors and assigns, called the "Company"), the Lenders (as defined in the Credit Agreement as defined below), NATIONSBANK OF TEXAS, N.A., a national banking association, as Administrative Agent for itself and the Lenders (the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, the Company, the Lenders and the Administrative Agent entered into a Third Amended and Restated Credit Agreement, dated October 31, 1996 (as amended, restated or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Company has requested that the Credit Agreement be amended to provide for an extension and certain other changes;

         WHEREAS, the Lenders, the Administrative Agent and the Company have agreed to modify the Credit Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the Company, the Lenders and the Administrative Agent agree as follows:

         SECTION 1.  Definitions.

         (a) In General. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         (b) Definition of Applicable Margin. The definition of "Applicable Margin" on pages 2 and 3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.625% per annum and (ii) with respect to LIBOR Advances, 2.750% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from the Company of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from the Company of a Compliance Certificate, demonstrating a change in the Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or Event of Default or if the Leverage Ratio shall at any time exceed or equal 3.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance

         Certificate delivered on the Closing Date, provided, further, that if the Company fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Company which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.

                                                                       Column A         Column B

         Leverage Ratio                                                Base Rate        LIBOR
         --------------                                                ---------        -----
         Greater than or equal
         to 3.50 to 1.00                                               1.625%           2.750%

         Greater than or equal to
         3.00 to 1.00 but less than
         3.50 to 1.00                                                  1.375%           2.500%

         Greater than or equal to
         2.50 to 1.00 but less than
         3.00 to 1.00                                                  1.125%           2.250%

         Greater than or equal to
         2.00 to 1.00 but less than
         2.50 to 1.00                                                  0.875%           2.000%

         Less than                                                     0.625%           1.750%
         2.00 to 1.00

         (c) Definition of Leverage Ratio. The definition of "Leverage Ratio" on page 12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Leverage Ratio" means as of any date of determination, the ratio of (a) Total Debt of the Parent, the Company and the Restricted Subsidiaries on such date of determination to (b) Annualized Operating Cash Flow, all calculated for the Parent, the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, provided that, initial losses from the Local Telephone Business in an aggregate amount not to exceed $2,500,000 for the period from January 1, 1997 through and including July 24, 1997 may be excluded from the calculation of Operating Cash Flow for the purposes of determining the Leverage Ratio.

         (d) Definition of Local Telephone Business. The definition of "Local Telephone Business" shall be added on page 13 of the Credit Agreement in alphabetical order as follows:

                  "Local Telephone Business" means the local telephone business of the Company in Anchorage, Alaska and the surrounding areas, for which the Company received its authority to operate from the Alaskan Public Utilities Commission on February 4, 1997.

         (e) Definition of Maturity Date. The definition of "Maturity Date" on page 14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Maturity Date" means July 24, 1997, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise).

         SECTION 2. Section 7.01(a). Section 7.01(a) on page 47 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (a) Leverage Ratio. At all times during the term hereof, the Leverage Ratio shall not be greater than (i) 3.00 to 1.00 for the period from the Closing Date through and including December 31, 1996, and (ii) 3.75 to 1.00 for the period from January 1, 1997 and thereafter.

         SECTION 3. Conditions Precedent. This First Amendment shall not be effective until the Administrative Agent shall have determined in its sole discretion that all proceedings of the Company taken in connection with this First Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent:

                  (a) a loan certificate of the Company certifying (i) as to the accuracy of its representations and warranties set forth in Article V of the Credit Agreement, as amended by this First Amendment and the other Loan Papers, (ii) that there exists no Default or Event of Default, and the execution, delivery and performance of this First Amendment will not cause a Default or Event of Default, (iii) as to resolutions authorizing the Company to execute, deliver and perform this First Amendment and all Loan Papers and other documents and instruments delivered or executed in connection with this First Amendment, and (iv) that it has complied with all agreements and conditions to be complied with by it under the Credit Agreement, the other Loan Papers and this First Amendment by the date hereof;

                  (b) an opinion of counsel of Company acceptable to the Administrative Agent with respect to this First Amendment and all other Loan Papers executed in connection herewith, including, without limitation, an opinion with respect to the validity and enforceability of the Loan Papers before and after giving effect to this First Amendment (including with respect to all security interests and liens securing the extended Obligations);

                  (c)  new Notes for each Lender; and

                  (d) such other documents, instruments, and certificates, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall deem necessary or appropriate in connection with this First Amendment and the transactions contemplated hereby.

         SECTION 4. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent that (a) this First Amendment constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (b) there exists no Default or Event of Default under the Credit Agreement, (c) its representations and warranties set forth in the Credit Agreement and other Loan Papers are true and correct on the date hereof, (d) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and the other Loan Papers by the date hereof, and (e) the Credit Agreement, as amended hereby, and the other Loan Papers remain in full force and effect.

         SECTION 5. Entire Agreement; Ratification. THE CREDIT AGREEMENT AND THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE CREDIT AGREEMENT, THE OTHER LOAN PAPERS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         SECTION 7. GOVERNING LAWSECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS.

         SECTION 8. CONSENT TO JURISDICTIONSECTION 8. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN PAPERS AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN PAPER SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         SECTION 9. WAIVER OF JURY TRIALSECTION 9. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN PAPER OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



===============================================================================
             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
===============================================================================

         IN WITNESS WHEREOF, this First Amendment to Third Amended and Restated Credit Agreement is executed as of the date first set forth above.

                                         GCI COMMUNICATION CORP.


                                             /s/
                                         By: John M. Lowber
                                         Its: Chief Financial Officer


                                         NATIONSBANK OF TEXAS, N.A.,
                                         Individually and as Administrative
                                         Agent


                                             /s/
                                         By: Whitney L. Busse
                                         Its: Vice President


                                         TORONTO DOMINION (TEXAS), INC.,
                                         Individually as a Lender


                                             /s/
                                         By: Darlene Riedeo
                                         Its: Vice President


                                         CREDIT LYONNAIS NEW YORK BRANCH


                                             /s/
                                         By: Mark D. Thorshein
                                         Its: Vice President


                                         NATIONAL BANK OF ALASKA

                                             /s/
                                         By: Patricia Jelley Benz
                                         Its: Vice President
100.269/81599